Contact:
Investor Relations: 408-566-5600, investor_relations@webex.com
Press: Colin Smith 408-566-5694, colin.smith@webex.com

WebEx Announces First Quarter 2006 Financial Results

SANTA CLARA, Calif., April 27, 2006—WebEx Communications, Inc. (Nasdaq: WEBX), the leading provider of on-demand collaborative business applications, today announced financial results for the first quarter of 2006.

Revenue
For the first quarter of 2006, revenue was $88.5 million an increase of 25% compared to $70.9 million in the first quarter of 2005.

GAAP Earnings
For the first quarter of 2006, net income on a GAAP basis was $9.1 million or $0.19 per share on a fully diluted basis and includes both stock-based compensation expense and a tax rate impact due to the implementation of SFAS 123R. By comparison, WebEx had GAAP net income of $12.9 million and diluted EPS of $0.27 in the first quarter of 2005, which did not include items related to SFAS 123R.

Non-GAAP Earnings
For the first quarter of 2006, net income on a non-GAAP basis was $15.1 million, a 17% increase over the $12.9 million net income from the first quarter of 2005. Non-GAAP diluted earnings per share were $0.31 in the first quarter of 2006, a 15% increase from $0.27 per share in the first quarter of 2005. Non-GAAP EPS excludes stock-based compensation, certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets and certain employee compensation, and assumes the 39% tax rate that would have been in effect without the adoption of SFAS 123R.

Cash
Cash and short-term investments at the end of the first quarter of 2006 were $231.4 million. Cash flow from operations was $19.3 million, partially offset by $3.8 million of capital expenditures, yielding free cash flow of $15.5 million for the quarter ended March 31, 2006.

"Our strong revenue and earnings in the first quarter demonstrates the broad-based, global demand for our web collaboration applications and services," said Subrah Iyar, chairman and chief executive officer of WebEx. "We also continued to execute on the strategy to extend our on-demand applications suite. This quarter we introduced WebEx Systems Management Service, an on-demand solution for managing software and hardware assets, and announced an AOL partnership to create the first on-demand enterprise IM solution."

Guidance
The following contains forward-looking guidance regarding WebEx’s financial outlook. The following statements are based on current expectations.

For the second quarter of 2006, WebEx anticipates revenues in the range of $91 to $94 million, GAAP EPS in the range of $0.20 to $0.22 and Non-GAAP EPS in the range of $0.32 to $0.34. Non-GAAP EPS excludes stock-based compensation, certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets and certain employee compensation expenses, and assumes a 39% tax rate.

On a full year basis for 2006, WebEx re-affirms its earlier guidance. Revenues are anticipated to be in the range of $370 to $385 million. WebEx anticipates GAAP EPS in the range of $0.84 to $0.94, and Non-GAAP EPS in the range of $1.30 to $1.40, after excluding stock-based compensation, certain expenses associated with the acquisition of Intranets.com, as described above, and assuming a 39% tax rate.

Conference Call
Management will host the quarterly WebEx online meeting to discuss the results today April 27, 2006, beginning at 5:00 p.m. Eastern time. In conjunction with the audio call, there will be a WebEx meeting for the visual part of the presentation.

Interested parties may participate in the WebEx online meeting in one of two ways:
• To join the WebEx online meeting and listen to the audio via computer (WebEx VoIP), please go to http://webex.com/q1_earnings_voip

• To join the WebEx online meeting and listen to the audio via telephone, please go to http://webex.com/q1_earnings_tele and call 617-614-3682 and enter passcode 757488004.

For those unable to participate in the live WebEx meeting, a replay will be available beginning one hour after the conclusion of the meeting. To replay the recorded WebEx meeting, go to http://webex.com/q1_replay or to replay the audio only, call +1-617-801-6888 and enter reservation number 75748804.

Non-GAAP Financial Measures
This press release includes financial measures for earnings per share and net income for our results for the first quarter of 2006, and guidance for the second quarter of 2006 and the year ending December 31, 2006 that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they exclude expenses associated with stock-based compensation, certain expenses from the acquisition of Intranets.com, including the effects of non-cash amortization of intangible assets and certain employee compensation, and assume a 39% tax rate. WebEx uses these non-GAAP financial measures to enhance understanding of its operational financial performance. WebEx believes that providing these non-GAAP financial measurements is useful to management and investors because they provide a consistent basis for comparison of WebEx’s financial condition and results of operations between quarters, which comparison is not influenced by changes in accounting rules for stock-based compensation, changes in tax rates resulting solely from changes in accounting rules, and acquisition-related expenses associated with the purchase of Intranets.com. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

About WebEx Communications, Inc.
WebEx Communications, Inc. is the leading provider of on-demand collaborative applications and services. WebEx applications are used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx delivers its suite of collaborative applications over the WebEx MediaTone Network, a global network specifically designed for secure delivery of on-demand applications. WebEx Communications is based in Santa Clara, California and has regional headquarters in Europe, Asia and Australia. Please call toll free 877-509-3239 or visit http://www.webex.com for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the second quarter of 2006 and the year ending December 31, 2006 on anticipated revenues and earnings per share, continued high demand for our web collaboration applications and service, our strategy of extending our suite of on-demand applications, and the emerging business messaging market. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx’s services, the effects of competitive offerings, and additional expenses associated with the further integration of Intranets.com. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Form 10-K filed on March 15, 2006. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2006	2005

Net revenues	$88,464	$70,855
Cost of revenues[1]	15,971	11,858
Gross profit	72,493	58,997

Operating expenses:
Sales and marketing[1]	34,449	24,103
Research and development[1]	13,506	10,067
General and administrative[1]	9,574	5,783
Total operating expenses	57,529	39,953

Operating income	14,964	19,044

Interest and other income, net	1,735	1,737
Income before income taxes	16,699	20,781

Provision for income taxes	7,648	7,931
Net income	$9,051	$12,850

Net income per share:
Basic	$0.19	$0.29
Diluted	$0.19	$0.27

Weighted average shares used to compute net income per share:
Basic	46,641	44,968
Diluted	48,129	46,848

[1] Costs and expenses for the first quarter of 2006 include SFAS 123R stock-based compensation expense of $6,629,000 allocated as follows: 1) Cost of revenues - $778,000, 2) Sales and marketing - $2,702,000, 3) Research and development - $1,545,000 and General and administrative - $1,604,000. Stock-based compensation expense of $1,000 was recorded in General and administrative expense in the first quarter of 2005 in accordance with APB 25.

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows (in thousands, except per share amounts):

	Three months ended
	March 31,
	2006	2005

GAAP net income	$9,051	$12,850
Stock-based compensation	6,629	1
Amortization of acquisition-related intangibles	723	-
Acquisition-related charges	680	-
Provision for income taxes[1]	(2,007)	-
Non-GAAP net income	$15,076	$12,851

Non-GAAP net income per share:
Basic	$0.32	$0.29
Diluted	$0.31	$0.27

Weighted average shares used to compute non-GAAP net income per share:
Basic	46,641	44,968
Diluted	48,129	46,848

[1] The estimated non-GAAP effective tax rate of 39% has been used for 2006 to adjust the provision for income taxes for non-GAAP purposes.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$93,152	$68,416
Short-term investments	138,271	128,795
Accounts receivable, net	53,249	51,231
Prepaid expenses and other current assets	7,812	7,231
Deferred tax assets	8,873	6,326
Total current assets	301,357	261,999

Property and equipment, net	51,031	51,592
Goodwill	26,617	28,224
Intangible assets, net	15,570	16,453
Deferred tax assets	4,837	2,930
Other non-current assets	1,725	1,579
Total assets	$401,137	$362,777

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,151	$9,011
Accrued liabilities	31,163	24,737
Deferred revenue	14,591	12,652
Income tax payable	670	4,348
Total liabilities	51,575	50,748

Stockholders' equity:
Common stock	47	46
Additional paid-in capital	286,374	258,002
Accumulated other comprehensive income	2,131	2,022
Accumulated earnings	61,010	51,959
Total stockholders' equity	349,562	312,029

Total liabilities and stockholders' equity	$401,137	$362,777

WebEx Communications, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended
	March 31,
	2006	2005

Cash flows from operating activities:
Net income	$9,051	$12,850
Adjustments to reconcile net income to net cash provided by
operating activities:
Provisions for doubtful accounts and sales reserve	4,824	2,858
Depreciation and amortization	5,121	3,521
Loss from disposal of assets	72	241
Deferred income taxes	(2,847)	403
Tax benefit of stock plans	2,677	2,667
Stock-based compensation	6,629	1
Changes in operating assets and liabilities:
Accounts receivable	(6,842)	(4,946)
Prepaid expenses and other current assets	(581)	(322)
Other non-current assets	(146)	61
Accounts payable	(3,860)	(2,013)
Accrued liabilities	6,426	979
Income tax payable	(3,678)	3,421
Deferred revenue	1,939	1,734
Other	509	420
Net cash provided by operating activities	19,294	21,875

Cash flows from investing activities:
Purchases of available-for-sale securities	(22,448)	(35,538)
Maturities and sales of available-for-sale securities	12,572	16,734
Purchases of property and equipment	(3,749)	(3,821)
Net cash used in investing activities	(13,625)	(22,625)

Cash flows from financing activities:
Net proceeds from issuances of common stock	17,597	7,647
Excess tax benefit from stock-based compensation	1,470	-
Repurchase of common stock	-	(3,590)
Net cash provided by financing activities	19,067	4,057
Increase in cash and cash equivalents	24,736	3,307
Cash and cash equivalents at beginning of the period	68,416	110,552
Cash and cash equivalents at end of the period	$93,152	$113,859